Exhibit 99.9




   (Text of graph posted to Ashland Inc.'s website concerning Valvoline
         Instant Oil Company's twelve month rolling average sales)


                   VIOC Sames Store Sales ($, millions)

                            (2 Years and Older)

                         2000      2001      2002      2003

            January      11.9      12.6      13.3      14.2
            February     12.0      12.6      13.4      14.2
            March        12.1      12.7      13.4      14.3
            April        12.1      12.7      13.5
            May          12.2      12.7      13.6
            June         12.3      12.7      13.7
            July         12.4      12.8      13.8
            August       12.5      12.8      13.8
            September    12.5      12.9      13.9
            October      12.6      13.0      14.0
            November     12.6      13.1      14.1
            December     12.6      13.2      14.1